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                                                                    EXHIBIT 12.1


                       COMPUTATION OF COVERAGE DEFICIENCY
                                 (IN THOUSANDS)

                                                           Year Ended                  Six Months Ended
                                                          December 31,                     June 30,

                                                       1995           1996          1996             1997
                                                     -----------------------      ------------------------
 Net Income (Loss) Before Taxes, Discounted
     Operations, Extraordinary Items and
     Cumulative Effect of a Change in Accounting       $(907)        $(2,793)       $(1,283)       $(4,193)
     Principle . . . . . . . . . . . . . . . . .

 Interest Expense  . . . . . . . . . . . . . . .         463           2,121            437          2,247

 Portion of Rents Representative of the
     Interest Factor . . . . . . . . . . . . . .         322             988            334          1,417
                                                       -----         -------        -------        -------

 Income (Loss) Before Taxes as Adjusted  . . . .        (122)            316           (512)          (529)

 Fixed Charges:

     Interest Expense  . . . . . . . . . . . . .         463           2,121            437          2,247

     Interest Capitalized  . . . . . . . . . . .           0               0              0              0

     Portion of Rents Represented of the
         Interest Factor . . . . . . . . . . . .         322             988            334          1,417
                                                       -----         -------        -------        -------
     Total Fixed Charges . . . . . . . . . . . .       $ 785         $ 3,109        $   771        $ 3,664
                                                       -----         -------        -------        -------

 Deficiency of Earnings to Fixed Charges . . . .       $(907)        $(2,793)       $(1,283)       $(4,193)
                                                       =====         =======        =======        =======
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